     As filed with the Securities and Exchange Commission on April 14, 1999
                                                         Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  REVLON, INC.
------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
------------------------------------------------------------------------------
                            (State of incorporation)

                                  13-3662955
------------------------------------------------------------------------------
                      (I.R.S. employer identification no.)

                               625 Madison Avenue
                            New York, New York 10022
------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip code)

            Revlon, Inc. Second Amended and Restated 1996 Stock Plan
------------------------------------------------------------------------------
                            (Full title of the plan)

                           Wade H. Nichols III, Esq.
                                  Revlon, Inc.
                               625 Madison Avenue
                            New York, New York 10022
                                 (212) 527-4000
------------------------------------------------------------------------------
           (Name, address and telephone number, including area code,
                             of agent for service)

                        CALCULATION OF REGISTRATION FEE
============================= ======================== ============================= ========================= ====================
Title of Securities           Amount to be             Proposed Maximum              Proposed Maximum          Amount of
to be Registered              Registered               Offering Price                Aggregate Offering        Registration
                                                       Per Share (1)(2)              Price(2)                  Fee
============================= ======================== ============================= ========================= ====================

Class A Common Stock,
par value $.01 per share             2,000,000(3)      $23.16075                        $46,321,500               $12,877.38

============================= ======================== ============================= ========================= ====================

(1) Calculated in accordance with Rules 457 (c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee.
(2)  Estimated solely for the purpose of calculating the registration fee.
(3) Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares of Class A Common Stock as may be issuable pursuant to the antidilution provisions of the Revlon, Inc. Second Amended and Restated 1996 Stock Plan.

                                EXPLANATORY NOTE

Pursuant to a Registration Statement on Form S-8 dated May 10, 1996 (File No. 333-3421) (the "Original Plan Registration Statement"), Revlon, Inc. registered 5,000,000 shares of its Class A Common Stock, par value $.01 per share (the "Common Stock"), issuable under the Revlon, Inc. 1996 Stock Plan (the "Original Plan"). The Original Plan was amended and restated on December 17, 1996 and again on February 12, 1999. The February 12, 1999 amendment authorized, among other things, an additional 2,000,000 shares of Common Stock for issuance (the Original Plan, as so amended and restated is hereinafter referred to as the "Plan").

   INCORPORATION BY REFERENCE OF THE CONTENTS OF PRIOR REGISTRATION STATEMENT

This Registration Statement relates to the Original Plan Registration Statement. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 2,000,000 shares of Common Stock to be issued pursuant to, or reserved for issuance under, the Plan. The contents of the Original Plan Registration Statement (filed with the Commission on May 10,1996, File No. 333-3421) is incorporated herein by reference.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in a Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Revlon, Inc., a Delaware corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

         (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.  EXHIBITS.

         3        CERTIFICATE OF INCORPORATION AND BY-LAWS

         3.1 Amended and Restated Certificate of Incorporation of the Company dated March 4, 1996 (Incorporated by reference to
                  Exhibit 3.4 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 of the Company)

         3.2      Amended and Restated By-Laws of the Company dated
                  January 30, 1997 (Incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K for the year ended
                  December 31, 1996 of the Company)

         4 INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

        *4.1      Revlon, Inc. Second Amended and Restated 1996 Stock Plan

         5        OPINION RE: LEGALITY

        *5.1 Opinion of Wade H. Nichols III, Esq., Executive Vice President and General Counsel of the Company, regarding the legality of the securities being registered

         23       CONSENTS OF EXPERTS AND COUNSEL

        *23.1 Consent of KPMG LLP, independent certified public accountants

         23.2 Consent of Wade H. Nichols III, Esq. (contained in the opinion filed as Exhibit 5 hereto)

         24       POWERS OF ATTORNEY


        *24.1             Power of Attorney of Ronald O. Perelman.
        *24.2             Power of Attorney of Howard Gittis
        *24.3             Power of Attorney of Donald G. Drapkin.
        *24.4             Power of Attorney of Irwin Engelman.
        *24.5             Power of Attorney of Meyer Feldberg.
        *24.6             Power of Attorney of Morton L. Janklow.
        *24.7             Power of Attorney of Vernon E. Jordan, Jr., Esq.
        *24.8             Power of Attorney of Edward J. Landau, Esq.

        *24.9             Power of Attorney of Jerry W. Levin.
        *24.10            Power of Attorney of Linda Gosden Robinson.
        *24.11            Power of Attorney of Terry Semel.
        *24.12            Power of Attorney of Martha Stewart.

         --------------------------------------------

         * Filed herewith

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 13th day of April, 1999.

                                REVLON, INC.
                                (Registrant)


                                By:  /s/ Lawrence E. Kreider
                                     -----------------------
                                     Lawrence E. Kreider
                                     Senior Vice President and Controller
                                     (Principal Accounting Officer)



                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                                       TITLE                          DATE
             ---------                                       -----                          ----

                 *                            Chairman of the Board and Director       April 13, 1999
-----------------------------
Ronald O. Perelman


/s/ George Fellows                            President, Chief Executive Officer       April 13, 1999
-----------------------------                 and Director
George Fellows                                (Principal Executive Officer)


                 *                            Vice Chairman of the Board, Chief        April 13, 1999
-----------------------------                 Administrative Officer and Director
Irwin Engelman

/s/ Frank Gehrmann                            Executive Vice President and Chief       April 13, 1999
-----------------------------                 Financial Officer (Principal
Frank Gehrmann                                Financial Officer)


/s/ Lawrence E. Kreider                       Senior Vice President and                April 13, 1999
-----------------------------                 Controller (Principal Accounting
Lawrence E. Kreider                           Officer)


                 *                            Director                                 April 13, 1999
-----------------------------
Donald G. Drapkin


                 *                            Director                                 April 13, 1999
-----------------------------
Howard Gittis


                 *                            Director                                 April 13, 1999
-----------------------------
Meyer Feldberg


                 *                            Director                                 April 13, 1999
-----------------------------
Morton L. Janklow



                                       7

                 *                            Director                                 April 13, 1999
-----------------------------
Vernon E. Jordan, Jr.


                 *                            Director                                 April 13, 1999
-----------------------------
Edward J. Landau


                 *                            Director                                 April 13, 1999
-----------------------------
Jerry W. Levin


                 *                            Director                                 April 13, 1999
------------------------------------
Linda Gosden Robinson


                 *                            Director                                 April 13, 1999
-----------------------------
Terry Semel


                 *                            Director                                 April 13, 1999
-----------------------------
Martha Stewart


         *Robert K. Kretzman, by signing his name hereto, does hereby execute this Registration Statement on Form S-8 on behalf of the directors and officers of the Registrant indicated above by asterisks, pursuant to powers of attorney duly executed by such directors and officers and filed as exhibits to the Registration Statement on Form S-8.

                                            By /s/ Robert K. Kretzman
                                               ----------------------
                                                  Robert K. Kretzman
                                                  Attorney in Fact

                                 EXHIBIT INDEX

Exhibit No.                      Description of Exhibit                                         Page No.
-----------                      ----------------------                                         --------
     3.1          Amended and Restated Certificate of Incorporation of the
                  Company dated March 4, 1996 (Incorporated by reference to
                  Exhibit 3.4 to the Quarterly Report on Form 10-Q for the
                  quarter ended March 31, 1996 of the Company).

     3.2          Amended and Restated By-Laws of the Company dated
                  January 30, 1997 (Incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K for the year ended
                  December 31, 1996 of the Company).

     4.1          Revlon, Inc. Second Amended and Restated 1996 Stock Plan.

     5            Opinion of Wade H. Nichols III, Esq., Executive Vice
                  President and General Counsel of the Company, regarding the legality of the securities being registered.

     23.1 Consent of KPMG LLP, independent certified public accountants.

     23.2 Consent of Wade H. Nichols III, Esq. (contained in the opinion filed as Exhibit 5 hereto).

     24           Powers of Attorney.

     24.1         Power of Attorney of Ronald O. Perelman.

     24.2         Power of Attorney of Howard Gittis

     24.3         Power of Attorney of Donald G. Drapkin.

     24.4         Power of Attorney of Irwin Engelman.

     24.5         Power of Attorney of Meyer Feldberg.

     24.6         Power of Attorney of Morton L. Janklow.

     24.7         Power of Attorney of Vernon E. Jordan, Jr., Esq.

     24.8         Power of Attorney of Edward J. Landau, Esq.

     24.9         Power of Attorney of Jerry W. Levin.

     24.10        Power of Attorney of Linda Gosden Robinson.

     24.11        Power of Attorney of Terry Semel.

     24.12        Power of Attorney of Martha Stewart.
